AMENDMENT TO

SUB-ADVISORY AGREEMENT

This amendment to Sub-Advisory Agreement, effective January 1, 2010 (this “Amendment”), is made by and among GW Capital Management, LLC doing business as Maxim Capital Management, LLC, a Colorado limited liability company registered as an investment adviser under the Investment Advisers Act of 1940 (the “Adviser”), Invesco Advisers, Inc., a corporation organized under the laws of the state of Delaware and registered as an investment adviser under the Investment Advisers Act of 1940 (“Invesco Advisers”), and Maxim Series Fund, Inc., a Maryland corporation (the “Fund”).

WHEREAS, the Adviser, Invesco Institutional (N.A.), Inc. (“Invesco Institutional”) and the Fund are parties to the Sub-Advisory Agreement dated April 18, 2008, as amended (the “Agreement”);

WHEREAS, Invesco Institutional changed its name to Invesco Advisers;

WHEREAS, the Adviser, Invesco Advisers and Fund desire to amend the Agreement, on the terms and conditions set forth herein, to reflect the aforementioned name change.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. All references in the Agreement to “Invesco Institutional (N.A.), Inc.” are changed to “Invesco Advisers, Inc.”

2. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4. Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through duly authorized officers.

GW CAPITAL MANAGEMENT, LLC
(d/b/a Maxim Capital Management, LLC)

Attest:	By:

Name:	Name:

Title:	Title:

MAXIM SERIES FUND, INC.

Attest:	By:

Name:	Name:

Title:	Title:

INVESCO ADVISERS, INC.

Attest:	By:

Name:	Name:

Title:	Title: